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                                                                   EXHIBIT 21.01


                         SUBSIDIARIES OF THE REGISTRANT


Interwoven, Inc. has the following subsidiaries:

     Interwoven UK Ltd.

     Interwoven Australia Pty. Ltd.

     Interwoven Software Pte. Ltd.

     Interwoven Hong Kong Ltd.

     Interwoven GmbH

     Interwoven Japan KK

     Interwoven BV

     Interwoven Canada Ltd.

     Interwoven SAS

     Interwoven Korea Inc.

     Interwoven AB

     Interwoven Software SL

     Interwoven Srl

     iManage, Inc.

     iManage Limited

     iManage GmbH

     iManage SARL

     Interwoven Software Services India Private Limited